Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Christopher M. Jakubik (Investors)
	+1-847-646-4538	+1-847-646-5494
	news@kraftfoods.com	ir@kraftfoods.com

KRAFT FOODS REPORTS STRONG Q3 RESULTS AND RAISES 2011 GUIDANCE

•	Net revenues grew 11.5% to $13.2 billion; Organic Net Revenues[1] up 8.4%

•	Operating income grew 11.8%; Underlying Operating Income[1] grew 12.2%

•	Diluted EPS was $0.52; Operating EPS[1] was $0.58

•	Company increased outlook for 2011 Organic Net Revenue growth to at least 6%

•	Operating EPS guidance for 2011 raised to at least $2.27

NORTHFIELD, Ill. – Nov. 2, 2011– Kraft Foods Inc. (NYSE: KFT) today reported third quarter results driven by strong organic revenue growth and operating income gains in each geographic region.

“Our investments in marketing and new products continue to drive high quality growth and solid market shares. And we’ve accomplished this despite having taken significant price increases to offset record-high input costs,” said Irene Rosenfeld, Chairman and CEO. “Together with substantial savings opportunities, we expect to deliver top-tier results in 2011 and remain on track to launch two industry-leading companies with strong operating momentum in the coming year.”

Net revenues for the third quarter were $13.2 billion, up 11.5 percent. Organic Net Revenues grew 8.4 percent, driven by strong growth in all geographies. Pricing contributed 7.0 percentage points of growth as the company continued to successfully implement pricing actions to recover higher input costs. Despite these pricing actions, volume/mix contributed 1.4 percentage points to growth.

Operating income was $1.7 billion, and operating income margin was 12.8 percent. Underlying Operating Income, which excludes acquisition-related2 and Integration Program3 costs, grew 12.2 percent to $1.8 billion. The increase in Underlying Operating Income was driven by effective management of input costs through pricing and productivity, favorable foreign currency and growth from volume/mix. These gains were partially offset by the

[1]	Please see discussion of Non-GAAP Financial Measures at the end of this press release.
[2]	Acquisition-related costs include transaction advisory fees, UK stamp taxes, and the impact of the Cadbury inventory revaluation.
[3]	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.

negative impacts from the Starbucks CPG business4 and the timing of SG&A expenses. While profit growth was strong, Underlying Operating Income1 margin increased only 10 basis points due to the impact of the higher revenue base (from pricing) on the margin calculation.

Diluted earnings per share were $0.52. Operating EPS increased 23.4 percent to $0.58 driven by operating gains, favorable foreign currency and discrete tax items.

Momentum Accelerating in North America

Improved marketing and successful new products enabled the continued implementation of broad-based pricing, while a strong focus on cost management drove operating income growth in Kraft Foods North America.

Net revenues increased 4.4 percent. Organic Net Revenues1 increased 5.9 percent, led by higher pricing across each business segment and contributions from new products. Volume/mix was modestly lower, but in line with the company’s expectations.

Segment operating income increased 3.3 percent, including a negative 3.6 percentage point impact from the Starbucks CPG business and a negative 0.5 percentage point impact from Integration Program costs. Excluding these factors, strong growth in segment operating income reflected effective management of input costs and lower SG&A that was partially offset by lower volume/mix.

Operating Results Remain Strong in Europe

The ongoing focus on Power Brands and cost management drove strong top- and bottom-line results in Europe for the seventh consecutive quarter.

Net revenues increased 16.1 percent. Organic Net Revenues increased 5.2 percent with pricing in coffee and favorable volume/mix driving significant gains in the quarter. Power Brands grew approximately 13 percent.

Segment operating income was essentially flat. Integration Program costs negatively impacted growth by 17.2 percentage points, and were partially offset by a positive 10.9 percentage point impact from currency. Excluding these factors, growth in segment operating income reflected volume/mix gains and lower overheads, that more than offset higher input costs net of pricing and higher A&C investments.

[1]	Please see discussion of Non-GAAP Financial Measures at the end of this press release.
[4]	Effective March 1, 2011, Starbucks unilaterally took control of the sale and distribution of the packaged coffee business in grocery stores and other channels by terminating its agreements with Kraft Foods and in a manner that Kraft Foods believes violates the terms of those agreements.

Double-digit Growth across Developing Markets Region

Kraft Foods Developing Markets delivered double-digit revenue and operating income growth, reflecting the continued benefits of focusing on Power Brands, core categories and key markets.

Net revenues increased 20.3 percent. Organic Net Revenues1 grew 15.3 percent, driven by favorable pricing and strong volume/mix growth. All three regions grew double-digits, fueled by aggregate Power Brand growth of approximately 17 percent.

Segment operating income increased 57.3 percent, including a favorable 12.4 percentage point impact from lower Integration Program costs versus the prior year, and a positive 8.0 percentage point impact from currency. Excluding these factors, the strong increase in segment operating income reflected effective management of input costs and volume/mix gains that were partially offset by overhead investments to support growth opportunities.

OUTLOOK

As a result of the strong results in the third quarter, the company revised its organic revenue guidance for 2011 to at least 6 percent from at least 5 percent and increased its Operating EPS guidance to at least $2.27 from at least $2.25.

“We’ve raised our outlook for the year due to the strong business momentum in each of our geographies,” said David Brearton, Executive Vice President and CFO. “While we expect strong operating momentum to continue, our earnings guidance excludes any potential impact from currency in the fourth quarter, as recent volatility has made such forecasts difficult.”

CONFERENCE CALL

The company will host a conference call for investors to review its third quarter results at 5 p.m. EDT today. Access to a live audio webcast with accompanying slides is available at www.kraftfoodscompany.com, and a replay of the event will also be available on the company’s website.

ABOUT KRAFT FOODS

Kraft Foods Inc. (NYSE: KFT) is a global snacks powerhouse with an unrivaled portfolio of brands people love. Proudly marketing delicious biscuits, confectionery, beverages, cheese, grocery products and convenient meals in approximately 170 countries, Kraft Foods had 2010 revenue of $49.2 billion. Twelve of the company’s iconic brands – Cadbury, Jacobs, Kraft, LU, Maxwell House, Milka, Nabisco, Oreo, Oscar Mayer, Philadelphia, Tang and Trident – generate revenue of more than $1 billion annually. On Aug. 4, 2011,

[1]	Please see discussion of Non-GAAP Financial Measures at the end of this press release.

Kraft Foods announced plans to divide and create two independent public companies: a high-growth global snacks business and a high-margin North American grocery business. The transaction will take at least 12 months to complete, during which time plans regarding the structure, management, governance and other matters will be announced. A leader in innovation, marketing, health & wellness and sustainability, Kraft Foods is a member of the Dow Jones Industrial Average, Standard & Poor’s 500, Dow Jones Sustainability Index and Ethibel Sustainability Index. Visit www.kraftfoodscompany.com and www.facebook.com/kraftfoodscorporate.

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. Words, and variations of words such as “continue,” “expect,” “will,” and similar expressions are intended to identify our forward-looking statements, including but not limited to, our outlook for Organic Net Revenue growth and Operating EPS; our investments in marketing and new products; top-tier results; our plans to launch two industry-leading companies; and our Outlook. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Such factors include, but are not limited to, our failure to successfully separate the company, continued volatility of and increases in input costs, pricing actions, increased competition, weakness in economic conditions and tax law changes. Please also see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Kraft Foods disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

NON-GAAP FINANCIAL MEASURES

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

The company’s top-line measure is organic net revenues, which excludes the impacts of acquisitions, divestitures (including the Starbucks CPG business), currency and accounting calendar changes. The company uses organic net revenues and corresponding ratios as non-GAAP financial measures. Management believes this measure better reflects revenues on a going-forward basis and provides improved comparability of results because it excludes the volatility of currency, and the one-time impacts of acquisitions, divestitures and accounting calendar changes from net revenues.

The company uses underlying operating income, which is defined as operating income excluding costs related to: the Integration Program; and acquisition-related costs, including transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation. The company uses underlying operating income and corresponding ratios as non-GAAP financial measures. Management believes this measure better reflects operating income on a going-forward basis and provides improved comparability of results because it excludes certain impacts related to the Cadbury acquisition from operating income.

The company uses Operating EPS, which is defined as diluted EPS attributable to Kraft Foods from continuing operations excluding costs related to: the Integration Program; acquisition-related costs, including transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation; acquisition-related financing fees; and the impact of a deferred tax charge resulting from the recently enacted U.S. health care legislation. Management believes this measure better reflects earnings per share on a going-forward basis and provides improved comparability of results because it excludes certain impacts related to the Cadbury acquisition and other one-time impacts from earnings per share.

See the attached schedules for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures for the three and nine months ended September 30, 2011 and 2010. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s results prepared in accordance with GAAP. In addition, the non-GAAP measures the company is using may differ from non-GAAP measures used by other companies. Because GAAP financial measures on a forward-looking basis are neither accessible nor deemed to be significantly different from the non-GAAP financial measures, and reconciling information is not available without unreasonable effort, with regard to the non-GAAP financial measures in the company’s Outlook, the company has not provided that information.

SEGMENT OPERATING INCOME

Management uses segment operating income to evaluate segment performance and allocate resources. The company believes it is appropriate to disclose this measure to help investors analyze segment performance and trends. Segment operating income excludes unrealized gains and losses on hedging activities (which are a component of cost of sales), certain components of its U.S. pension plan cost (which is a component of selling, general and administrative expenses), general corporate expenses (which are a component of selling, general and administrative expenses) and amortization of intangibles for all periods presented. The company centrally manages pension plan funding decisions and determination of discount rate, expected rate of return on plan assets and other actuarial assumptions. Therefore, the company allocates only the service cost component of its U.S. pension plan expense to segment operating income. The company excludes the unrealized gains and losses on hedging activities from segment operating income to provide better transparency of its segment operating results. Once realized, the company records the gains and losses on hedging activities within segment operating results. Accordingly, the company does not present these items by segment because they are excluded from the segment profitability measure that management reviews.

# # #

Schedule 1

Kraft Foods Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings

For the Three Months Ended September 30,

(in millions of dollars, except per share data) (Unaudited)

	As Reported (GAAP)
	2011	2010	% Change Fav / (Unfav)
Net revenues	$13,226	$11,863	11.5%

Cost of sales	8,611	7,542	(14.2)%

Gross profit	4,615	4,321	6.8%
Gross profit margin	34.9%	36.4%

Selling, general and administrative expenses	2,866	2,758	(3.9)%

Asset impairment and exit costs	(7)	(9)	(22.2)%

Amortization of intangibles	58	53	(9.4)%

Operating income	1,698	1,519	11.8%
Operating income margin	12.8%	12.8%

Interest and other expense, net	425	433	1.8%

Earnings from continuing operations before income taxes	1,273	1,086	17.2%

Provision for income taxes	346	326	(6.1)%
Effective tax rate	27.2%	30.0%

Earnings from continuing operations	$927	$760	22.0%

Earnings from discontinued operations, net of income taxes	—	—	—

Net earnings	$927	$760	22.0%

Noncontrolling interest	5	6	16.7%

Net earnings attributable to Kraft Foods	$922	$754	22.3%

Per share data:
Basic earnings per share attributable to Kraft Foods:
- Continuing operations	$0.52	$0.43	20.9%
- Discontinued operations	—	—	—

- Net earnings attributable to Kraft Foods	$0.52	$0.43	20.9%

Diluted earnings per share attributable to Kraft Foods:
- Continuing operations	$0.52	$0.43	20.9%
- Discontinued operations	—	—	—

- Net earnings attributable to Kraft Foods	$0.52	$0.43	20.9%

Average shares outstanding:
Basic	1,770	1,748	(1.3)%
Diluted	1,777	1,754	(1.3)%

Schedule 2

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Net Revenues

For the Three Months Ended September 30,

($ in millions) (Unaudited)

					% Change		Organic Growth Drivers
	As Reported (GAAP)	Impact of Divestitures (1)	Impact of Currency	Organic (Non-GAAP)	As Reported (GAAP)	Organic (Non-GAAP)	Vol / Mix		Price
2011
U.S. Beverages	$681	$—	$—	$681	(9.9)%	7.2%	1.3	pp	5.9	pp
U.S. Cheese	902	—	—	902	4.5%	4.9%	(5.1)		10.0
U.S. Convenient Meals	863	—	—	863	7.1%	7.1%	1.4		5.7
U.S. Grocery	836	—	—	836	7.3%	7.3%	0.3		7.0
U.S. Snacks	1,579	—	—	1,579	4.9%	4.9%	(1.1)		6.0
Canada & N.A. Foodservice	1,272	—	(50)	1,222	9.3%	5.5%	(1.1)		6.6

Kraft Foods North America	$6,133	$—	$(50)	$6,083	4.4%	5.9%	(0.9)		6.8

Kraft Foods Europe	3,099	—	(291)	2,808	16.1%	5.2%	1.2		4.0
Kraft Foods Developing Markets	3,994	—	(194)	3,800	20.3%	15.3%	5.4		9.9

Kraft Foods	$13,226	$—	$(535)	$12,691	11.5%	8.4%	1.4	pp	7.0	pp

2010
U.S. Beverages	$756	$(121)	$—	$635
U.S. Cheese	863	(3)	—	860
U.S. Convenient Meals	806	—	—	806
U.S. Grocery	779	—	—	779
U.S. Snacks	1,505	—	—	1,505
Canada & N.A. Foodservice	1,164	(6)	—	1,158

Kraft Foods North America	$5,873	$(130)	$—	$5,743

Kraft Foods Europe	2,670	—	—	2,670
Kraft Foods Developing Markets	3,320	(25)	—	3,295

Kraft Foods	$11,863	$(155)	$—	$11,708

(1)	Impact of divestitures includes Starbucks CPG business.

Schedule 3

Kraft Foods Inc. and Subsidiaries

Operating Income by Reportable Segments

For the Three Months Ended September 30,

($ in millions) (Unaudited)

		2010 Impacts				2011 Impacts
	2010 Operating Income - As Reported (GAAP)	Acquisition- Related Costs (1)	Integration Program Costs (2)	Asset Impairment & Exit Costs (3)	Impact of Divestitures (4)	Integration Program Costs (2)	Asset Impairment & Exit Costs (3) (5)	Impact of Currency	Operations (5)	2011 Operating Income - As Reported (GAAP)	% Change
Segment Operating Income:
U.S. Beverages	$131	$—	$—	$(1)	$(37)	$—	$1	$—	$7	$101	(22.9)%
U.S. Cheese	169	—	—	(1)	2	—	—	—	(25)	145	(14.2)%
U.S. Convenient Meals	82	—	—	(1)	—	—	—	—	24	105	28.0%
U.S. Grocery	244	—	—	(2)	—	—	—	—	50	292	19.7%
U.S. Snacks	216	—	8	(1)	—	(14)	1	—	11	221	2.3%
Canada & N.A. Foodservice	160	—	5	(3)	—	(5)	—	7	7	171	6.9%

Kraft Foods North America	$1,002	$—	$13	$(9)	$(35)	$(19)	$3	$7	$73	$1,035	3.3%
Kraft Foods Europe	332	—	(1)	—	—	(56)	3	36	20	334	0.6%
Kraft Foods Developing Markets	370	—	53	—	(1)	(31)	1	34	156	582	57.3%
Unrealized G/(L) on Hedging Activities	16	—	—	—	—	—	—	—	(20)	(4)
HQ Pension	(42)	—	—	—	—	—	—	—	(15)	(57)
General Corporate Expenses	(106)	2	27	—	—	(6)	—	—	(51)	(134)
Amortization of Intangibles	(53)	—	—	—	—	—	—	(4)	(1)	(58)

Kraft Foods	$1,519	$2	$92	$(9)	$(36)	$(112)	$7	$73	$162	$1,698	11.8%

(1)	Acquisition-related costs include transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation.
(2)

Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition. In Q3 2011, $38 million was recorded in Cost of Sales and $74 million was recorded in Selling, General and Administrative expenses. In Q3 2010, $3 million was recorded in Cost of Sales and $89 million was recorded in Selling, General and Administrative expenses.

(3)	Asset impairment and exit costs are reversals of prior years’ Restructuring Program costs.
(4)	Impact of divestitures includes Starbucks CPG business.
(5)	May not foot due to rounding.

Schedule 4

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Operating Income

For the Three Months Ended September 30,

(in millions) (Unaudited)

	As Reported (GAAP)	Integration Program Costs (1)	Acquisition- Related Costs (2)	Underlying (Non-GAAP)
2011
Net Revenues	$13,226	$—	$—	$13,226
Operating Income	$1,698	$112	$—	$1,810
Operating Income Margin	12.8%			13.7%

2010
Net Revenues	$11,863	$—	$—	$11,863
Operating Income	$1,519	$92	$2	$1,613
Operating Income Margin	12.8%			13.6%

(1)	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)	Acquisition-related costs include transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation.

Schedule 5

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Diluted EPS

(Unaudited)

	Diluted EPS	% Growth
Diluted EPS Attributable to Kraft Foods for the Three Months Ended September 30, 2010 (GAAP)	$0.43
Earnings and gain from discontinued operations, net of income taxes	—

Diluted EPS Attributable to Kraft Foods from continuing operations for the Three Months Ended September 30, 2010 (GAAP)	0.43
Acquisition-related costs(1)	(0.01)
Integration Program costs(2)	0.05

Operating EPS for the Three Months Ended September 30, 2010 (Non-GAAP)	0.47

Increases in operations	0.07
Decrease in operating income from divestitures (including Starbucks CPG business)	(0.01)
Change in unrealized gains/losses on hedging activities	(0.01)
Favorable foreign currency	0.03
Changes in taxes	0.04

Higher shares outstanding	(0.01)

Operating EPS for the Three Months Ended September 30, 2011 (Non-GAAP)	0.58	23.4%

Integration Program costs(2)	(0.06)

Diluted EPS Attributable to Kraft Foods for the Three Months Ended September 30, 2011 (GAAP)	$0.52	20.9%

(1)	Acquisition-related costs include transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation.
(2)	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition. Integration Program costs were $112 million, or $111 million after-tax including certain tax costs associated with the integration of Cadbury, for the three months ended September 30, 2011, as compared to $92 million, or $88 million after-tax for the three months ended September 30, 2010.

Schedule 6

Kraft Foods Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings

For the Nine Months Ended September 30,

(in millions of dollars, except per share data) (Unaudited)

	As Reported (GAAP)
	2011	2010	% Change Fav / (Unfav)
Net revenues	$39,677	$35,434	12.0%

Cost of sales	25,555	22,330	(14.4)%

Gross profit	14,122	13,104	7.8%
Gross profit margin	35.6%	37.0%

Selling, general and administrative expenses	8,807	8,541	(3.1)%

Asset impairment and exit costs	(7)	(9)	(22.2)%

Amortization of intangibles	172	146	(17.8)%

Operating income	5,150	4,426	16.4%
Operating income margin	13.0%	12.5%

Interest and other expense, net	1,312	1,496	12.3%

Earnings from continuing operations before income taxes	3,838	2,930	31.0%

Provision for income taxes	1,133	982	(15.4)%
Effective tax rate	29.5%	33.5%

Earnings from continuing operations	$2,705	$1,948	38.9%

Earnings from discontinued operations, net of income taxes	—	48	(100.0)%

Gain on divestiture of discontinued operations, net of income taxes	—	1,596	(100.0)%

Net earnings	$2,705	$3,592	(24.7)%

Noncontrolling interest	8	18	55.6%

Net earnings attributable to Kraft Foods	$2,697	$3,574	(24.5)%

Per share data:
Basic earnings per share attributable to Kraft Foods:
- Continuing operations	$1.53	$1.13	35.4%
- Discontinued operations	—	0.97	(100.0)%

- Net earnings attributable to Kraft Foods	$1.53	$2.10	(27.1)%

Diluted earnings per share attributable to Kraft Foods:
- Continuing operations	$1.52	$1.13	34.5%
- Discontinued operations	—	0.96	(100.0)%

- Net earnings attributable to Kraft Foods	$1.52	$2.09	(27.3)%

Average shares outstanding:
Basic	1,763	1,702	(3.6)%
Diluted	1,770	1,708	(3.6)%

Schedule 7

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Net Revenues

For the Nine Months Ended September 30,

($ in millions) (Unaudited)

							% Change		Organic Growth Drivers
	As Reported (GAAP)	Impact of Divestitures (1)	Impact of Acquisitions (2)	Impact of Accounting Calendar Changes	Impact of Currency	Organic (Non-GAAP)	As Reported (GAAP)	Organic (Non-GAAP)	Vol / Mix		Price
2011
U.S. Beverages	$2,281	$(87)	$—	$—	$—	$2,194	(7.4)%	4.3%	(1.9	)pp	6.2	pp
U.S. Cheese	2,651	—	—	—	—	2,651	5.8%	6.3%	(0.9)		7.2
U.S. Convenient Meals	2,536	—	—	—	—	2,536	5.0%	5.0%	(0.4)		5.4
U.S. Grocery	2,603	—	—	—	—	2,603	3.4%	3.4%	(2.2)		5.6
U.S. Snacks	4,581	—	(76)	—	—	4,505	3.8%	2.1%	(1.0)		3.1
Canada & N.A. Foodservice	3,735	(4)	(41)	—	(142)	3,548	9.6%	4.6%	(1.0)		5.6

Kraft Foods North America	$18,387	$(91)	$(117)	$—	$(142)	$18,037	3.8%	4.1%	(1.1)		5.2

Kraft Foods Europe	9,640	—	(201)	(226)	(655)	8,558	18.0%	5.3%	1.3		4.0
Kraft Foods Developing Markets	11,650	—	(379)	(90)	(546)	10,635	22.1%	12.9%	5.9		7.0

Kraft Foods	$39,677	$(91)	$(697)	$(316)	$(1,343)	$37,230	12.0%	6.7%	1.3	pp	5.4	pp

2010
U.S. Beverages	$2,463	$(360)	$—	$—	$—	$2,103
U.S. Cheese	2,505	(12)	—	—	—	2,493
U.S. Convenient Meals	2,415	—	—	—	—	2,415
U.S. Grocery	2,518	—	—	—	—	2,518
U.S. Snacks	4,413	—	—	—	—	4,413
Canada & N.A. Foodservice	3,408	(16)	—	—	—	3,392

Kraft Foods North America	$17,722	$(388)	$—	$—	$—	$17,334

Kraft Foods Europe	8,172	—	—	(45)	—	8,127
Kraft Foods Developing Markets	9,540	(105)	—	(18)	—	9,417

Kraft Foods	$35,434	$(493)	$—	$(63)	$—	$34,878

(1)	Impact of divestitures includes Starbucks CPG business.
(2)	Impact of acquisitions reflects the incremental January 2011 operating results from our Cadbury acquisition.

Schedule 8

Kraft Foods Inc. and Subsidiaries

Operating Income by Reportable Segments

For the Nine Months Ended September 30,

($ in millions) (Unaudited)

		2010 Impacts
	2010 Operating Income - As Reported (GAAP)	Acquisition- Related Costs (1)	Integration Program Costs (2)	Asset Impairment & Exit Costs (3)	Impact of Divestitures (4)	Impact of Accounting Calendar Changes
Segment Operating Income:
U.S. Beverages	$481	$—	$—	$(1)	$(105)	$—
U.S. Cheese	439	—	—	(1)	1	—
U.S. Convenient Meals	267	—	—	(1)	—	—
U.S. Grocery	887	—	—	(2)	—	—
U.S. Snacks	663	5	11	(1)	—	—
Canada & N.A. Foodservice	435	2	8	(3)	(1)	—

Kraft Foods North America	$3,172	$7	$19	$(9)	$(105)	$—
Kraft Foods Europe	956	23	33	—	—	(8)
Kraft Foods Developing Markets	1,158	25	85	—	(4)	(2)
Unrealized G/(L) on Hedging Activities	—	—	—	—	—	—
HQ Pension	(123)	—	—	—	—	—
General Corporate Expenses	(591)	217	147	—	—	—
Amortization of Intangibles	(146)	—	—	—	—	—

Kraft Foods	$4,426	$272	$284	$(9)	$(109)	$(10)

	2011 Impacts
	Impact of Acquisitions (5)	Integration Program Costs (2)	Asset Impairment & Exit Costs (3) (6)	Impact of Divestitures (4)	Impact of Accounting Calendar Changes	Impact of Currency	Operations (6)	2011 Operating Income - As Reported (GAAP)	% Change
Segment Operating Income:
U.S. Beverages	$—	$—	$1	$13	$—	$—	$11	$400	(16.8)%
U.S. Cheese	—	—	—	—	—	—	(17)	422	(3.9)%
U.S. Convenient Meals	—	—	—	—	—	—	43	309	15.7%
U.S. Grocery	—	—	—	—	—	—	78	963	8.6%
U.S. Snacks	12	(29)	1	—	—	—	(56)	606	(8.6)%
Canada & N.A. Foodservice	14	(12)	—	2	—	25	40	510	17.2%

Kraft Foods North America	$26	$(41)	$3	$15	$—	$25	$98	$3,210	1.2%
Kraft Foods Europe	24	(165)	3	—	34	86	71	1,057	10.6%
Kraft Foods Developing Markets	53	(121)	1	—	10	107	193	1,505	30.0%
Unrealized G/(L) on Hedging Activities	18	—	—	—	—	—	(60)	(42)
HQ Pension	—	—	—	—	—	—	(20)	(143)
General Corporate Expenses	(2)	(25)	—	—	—	(3)	(8)	(265)
Amortization of Intangibles	(18)	—	—	—	—	(10)	2	(172)

Kraft Foods	$101	$(352)	$7	$15	$44	$205	$276	$5,150	16.4%

(1)	Acquisition-related costs include transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation.
(2)

Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition. For the nine months ended September 30, 2011, $60 million was recorded in Cost of Sales and $292 million was recorded in Selling, General and Administrative expenses. For the nine months ended September 30, 2010, $3 million was recorded in Cost of Sales and $281 million was recorded in Selling, General and Administrative expenses.

(3)	Asset impairment and exit costs are reversals of prior years’ Restructuring Program costs.
(4)	Impact of divestitures includes Starbucks CPG business.
(5)	Impact of acquisitions reflects the incremental January 2011 operating results from our Cadbury acquisition.
(6)	May not foot due to rounding.

Schedule 9

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Operating Income

For the Nine Months Ended September 30,

(in millions) (Unaudited)

	As Reported (GAAP)	Integration Program Costs (1)	Acquisition- Related Costs (2)	Underlying (Non-GAAP)
2011
Net Revenues	$39,677	$—	$—	$39,677
Operating Income	$5,150	$352	$—	$5,502
Operating Income Margin	13.0%			13.9%

2010
Net Revenues	$35,434	$—	$—	$35,434
Operating Income	$4,426	$284	$272	$4,982
Operating Income Margin	12.5%			14.1%

(1)	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)	Acquisition-related costs include transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation.

Schedule 10

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Diluted EPS

(Unaudited)

	Diluted EPS	% Growth
Diluted EPS Attributable to Kraft Foods for the Nine Months Ended September 30, 2010 (GAAP)	$2.09
Earnings and gain from discontinued operations, net of income taxes	0.96

Diluted EPS Attributable to Kraft Foods from continuing operations for the Nine Months Ended September 30, 2010 (GAAP)	1.13
Acquisition-related costs(1)	0.12
Acquisition-related interest and other expenses, net(2)	0.10
Integration Program costs(3)	0.13
U.S. health care legislation impact on deferred taxes(4)	0.08

Operating EPS for the Nine Months Ended September 30, 2010 (Non-GAAP)	1.56

Increases in operations	0.14
Increases from operations from the Cadbury acquisition(5)	0.03
Increase in operating income from accounting calendar changes	0.01
Decrease in operating income from divestitures (including Starbucks CPG business)	(0.04)
Change in unrealized losses on hedging activities	(0.01)
Favorable foreign currency	0.07
Changes in taxes(6)	0.04
Higher interest and other expense, net(7)	(0.02)

Higher shares outstanding	(0.06)

Operating EPS for the Nine Months Ended September 30, 2011 (Non-GAAP)	1.72	10.3%

Integration Program costs(3)	(0.20)

Diluted EPS Attributable to Kraft Foods for the Nine Months Ended September 30, 2011 (GAAP)	$1.52	(27.3)%

(1)	Acquisition-related costs include transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation.
(2)	Acquisition-related interest and other expenses, net includes hedging and foreign currency impacts associated with the Cadbury acquisition and other fees associated with the Cadbury bridge facility.
(3)	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition. Integration Program costs were $352 million, or $345 million after-tax including certain tax costs associated with the integration of Cadbury, for the nine months ended September 30, 2011, as compared to $284 million, or $226 million after-tax for the nine months ended September 30, 2010.
(4)	Reflects the impact of a deferred tax charge resulting from U.S. health care legislation enacted in March 2010.
(5)	Reflects the incremental January 2011 operating results from our Cadbury acquisition.
(6)	Excludes the impact of the 2010 U.S. health care legislation impact on deferred taxes.
(7)	Excludes impacts of acquisition-related interest and other expense, net.

Schedule 11

Kraft Foods Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

($ in millions) (Unaudited)

	September 30, 2011	December 31, 2010 (1)	September 30, 2010 (2)
ASSETS
Cash and cash equivalents	$1,976	$2,481	$2,288
Receivables, net	6,835	6,539	6,013
Inventories, net	6,399	5,310	5,735
Other current assets	2,119	1,891	1,753
Property, plant and equipment, net	13,856	13,792	13,692
Goodwill	37,592	37,856	37,120
Intangible assets, net	25,416	25,963	25,614
Other assets	1,639	1,457	1,983

TOTAL ASSETS	$95,832	$95,289	$94,198

LIABILITIES AND EQUITY
Short-term borrowings	$896	$750	$331
Current portion of long-term debt	4,843	1,115	133
Accounts payable	5,293	5,409	5,123
Other current liabilities	9,328	8,619	8,112
Long-term debt	23,139	26,859	29,571
Deferred income taxes	7,580	7,984	7,629
Accrued pension costs	1,777	2,382	2,424
Accrued postretirement health care costs	2,995	3,046	2,910
Other liabilities	3,281	3,183	3,062

TOTAL LIABILITIES	59,132	59,347	59,295

TOTAL EQUITY	36,700	35,942	34,903

TOTAL LIABILITIES AND EQUITY	$95,832	$95,289	$94,198

(1)	Certain revisions were made to conform with the current-year presentation.
(2)	As revised to reflect purchase price allocation changes from the Cadbury acquisition.